UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): (February 24, 2010) February 26, 2010
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

8000 Global Drive
Carlyss, Lousiana	70665
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 24, 2010, Global Industries, Ltd. (the “Company”) issued a press release announcing that Mr. John B. Reed, Jr. has been named Chief Executive Officer of the Company, effective March 2, 2010. The Company also announced that Mr. Reed has been elected as a director of the Company, effective on the same date. Mr. John A. Clerico is simultaneously stepping down as interim Chief Executive Officer of the Company but will continue to serve as the Chairman of the Board of Directors.
Pursuant to an offer letter from the Company to Mr. Reed (the “Letter”), Mr. Reed will receive a base salary of $750,000 per year as the Company’s Chief Executive Officer. Mr. Reed will be eligible to participate in the Company’s annual incentive plan with a maximum incentive opportunity equal to 200% of his base salary and otherwise on the same basis as the Company’s other executive officers. Mr. Reed will receive a performance unit award of 200,000 shares of common stock of the Company under its 2005 Stock Incentive Plan (the “Stock Incentive Plan”), with a two-year performance period, based upon performance measures set by the Company’s Compensation Committee, and a maximum opportunity to earn up to 400,000 shares of common stock. Mr. Reed will receive a restricted stock award pursuant to the Company’s Stock Incentive Plan of 200,000 restricted shares of common stock, the forfeiture restrictions on which will lapse with respect to one-half of such shares on the third anniversary of the grant date and with respect to other one-half of such shares on the fifth anniversary of the grant date. Mr. Reed will be awarded an option to purchase 150,000 shares of common stock of the Company under its Stock Incentive Plan with an exercise price per share equal to the fair market value of a share of common stock based on the closing price on March 2, 2010, which will vest annually over three years in substantially equal amounts beginning on the first anniversary thereof. The stock options, performance units and restricted stock awards will be made under the terms of the Company’s standard award agreements. Mr. Reed will also participate in all other benefit plans and programs made available to other executive officers. Additionally, the letter contains provisions for payment and acceleration of equity awards upon certain termination events.
The Company will enter into an indemnification agreement with Mr. Reed (the “Indemnification Agreement”), effective March 2, 2010, that is substantially the same as provided to other directors of the Company. The Indemnification Agreement provides that Mr. Reed will be named as an insured under any directors’ and officers’ liability insurance policies maintained by the Company and provides that the Company will indemnify Mr. Reed against losses and expenses resulting from a claim or claims made against him in his capacity as a director or officer of the Company for any act, failure to act or neglect or breach of duty, including: (1) any error, misstatement or misleading statement committed, suffered, permitted or acquiesced in by Mr. Reed is his capacity as a director or officer, or (2) any of the foregoing alleged by any claimant, or any claim against Mr. Reed as a director or officer of the Company solely by reason of his being a director or officer of the Company, subject to certain exclusions. The Indemnification Agreement also provides certain procedures regarding the right to indemnification and for the advancement of expenses.
The Company will also enter into a change of control agreement with Mr. Reed that is substantially the same as provided to the other executive officers of the Company. Under the terms of the agreement, upon a change in control and without regard to whether there is a subsequent termination of employment, (i) all outstanding stock options will immediately vest and, unless the compensation committee determines to make an equitable adjustment or substitution, Mr. Reed will receive a cash payment equal to the number of shares subject to the options outstanding multiplied by the difference between the closing price of the Company’s common stock on the date immediately prior to the change in control and the exercise price of the stock options, (ii) all outstanding restricted stock awards will immediately vest and all forfeiture restrictions will lapse, and (iii) all outstanding performance unit awards for which the performance period has not been completed will be deemed earned at the target level payout, will be payable in the same form of equity or other consideration as all other stockholders with respect to shares of Company common stock and will be delivered within 10 days of the change in control.
In addition, within two years following a change in control and upon a subsequent termination of Mr. Reed’s employment by the Company other than for “cause” or by the executive for “good reason”, Mr. Reed will be eligible for the following additional benefits:
•	A lump sum cash payment equal to (x) three times (y) base salary and bonus. Calculation of the bonus amount used in determination of the lump sum payment is based on the largest actual bonus paid in the last five years or, if higher, the target bonus in the year of termination of employment.

•	A cash payment for unvested contributions under the Company’s retirement plan as of the date of termination.

•	Two years of continued healthcare and dependent healthcare coverage at no additional cost.

•	Reimbursement of legal fees incurred as a result of the termination and certain relocation expenses, if applicable.
The initial term of the agreement will continue through December 31, 2010 and shall be automatically extended for successive one-year terms unless the Company notifies Mr. Reed 30 days prior to the end of a term of its intention not to extend the agreement. In the event of a change in control during the term of the agreement, the agreement shall continue in effect for two years from the date of the change in control.
The foregoing description of the Letter, the Indemnification Agreement and the change in control agreement between the Company and Mr. Reed does not purport to be complete and is qualified in its entirety by reference to the agreements which are attached as Exhibits 10.1, 10.5 and 10.6 to this Form 8-K and incorporated by reference into this Item 5.02
Mr. Reed, age 54, joins Global with more than thirty years experience in the offshore construction industry. Most recently, he served as Chief Executive Officer of Heerema Marine Contractors after holding a number of other senior roles with the Heerema Group, including Chief Executive Officer of INTEC Engineering, Inc. He previously held a number of other management roles at Heerema in project management, business development and engineering capacities. He holds a Bachelors degree in Engineering from the University of Mississippi and an MBA from Delta State University. Mr. Reed previously served as a member of the Board of Directors of the National Ocean Industries Association, is a past President of the International Pipeline and Marine Contractors Association and past Chairman of the International Marine Contractors Association, America’s Deepwater Division. Mr. Reed is expected to be designated as a member of the Company’s Technical, Safety, Health & Environment Committee of the Board of Directors.
A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
10.1	Letter from Global Industries, Ltd. to Mr. John Reed, effective March 2, 2010

10.2	Form of Non-Qualified Stock Option Agreement

10.3	Form of Restricted Stock Agreement, incorporated by reference to Exhibit 10.1 of registrant’s Form 8-K filed November 7, 2005

10.4	Form of Executive Long Term Incentive Performance Unit Agreement, incorporated by reference to Exhibit 10.2 of registrant’s Form 10-Q filed May 7, 2009

10.5	Form of Indemnification Agreement, incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (SEC File No. 000-21086)

10.6	Form of Change in Control Agreement, incorporated by reference to Exhibit 10.4 of registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008

99.1	Press Release dated February 24, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
By:	/s/ John A. Clerico
John A. Clerico
Chairman of the Board and Chief Executive Officer

February 26, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1	Letter from between Global Industries, Ltd. to Mr. John Reed, effective March 2, 2010

10.2	Form of Non-Qualified Stock Option Agreement

10.3	Form of Restricted Stock Agreement, incorporated by reference to Exhibit 10.1 of registrant’s Form 8-K filed November 7, 2005

10.4	Form of Executive Long Term Incentive Performance Unit Agreement, incorporated by reference to Exhibit 10.2 of registrant’s Form 10-Q filed May 7, 2009

10.5	Form of Indemnification Agreement, incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (SEC File No. 000-21086)

10.6	Form of Change in Control Agreement, incorporated by reference to Exhibit 10.4 of registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008

99.1	Press Release dated February 24, 2010